FIRST AMENDMENT TO SUBLEASE AGREEMENT

This First Amendment to Sublease Agreement (the "First Amendment") is made effective this 3rd day of March, 2009 (the "Effective Date") by and between Data Center 101, LLC a limited liability company organized under the laws of the State of Ohio, or its assigns (“Sublandlord”), and iBeam Solutions, LLC a limited liability company organized under the laws of the State of Ohio, or its permitted assignee (“Subtenant”).

Background Information

Sublandlord and Subtenant entered into that certain Sublease Agreement dated February 10, 2009 (the "Sublease") for property located on the third floor (the "Premises") at 101 East Town Street, Columbus, Ohio 43215 (the "Property").

Agreement

NOW THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant agree as follows:

1.	Exhibit “A1” Drawing of Leased Premises is hereby attached and incorporated to Sublease Agreement and replaces Exhibit "A".

2.	Exhibit “D1” is hereby agreed to and executed by Sublandlord and Subtenant.

3.	Exhibit “01” is hereby incorporated and attached to Sublease Agreement.

4.	Exhibit “F1” is hereby incorporated and attached to the Sublease Agreement and the service contracts are assigned to Subtenant.

Except for the modifications set forth above, all other terms and conditions of the Lease remain unchanged and in full force and effect. Sublandlord and Subtenant hereby ratify, restate and reaffirm all of the terms and conditions of the Lease and their respective rights and obligations thereunder.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

SUBLANDLORD:	SUBTENANT:

By: /s/ Chuck Maynard	By: /s/ Eric V. Schmidt
Its: Authorized Agent	Its: President

STATE OF OHIO

COUNTY OF FRANKLIN

BE IT REMEMBERED, that on this 3rd day of March, 2009, before me, the subscriber, a Notary Public in and for said County and State, personally appeared Chuck Maynard an Authorized agent of Data Center101, LLC who executed the foregoing instrument, and acknowledged such execution to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.

/s/ Regan A. Packowski
Notary Public

STATE OF OHIO

COUNTY OF FRANKLIN

BE IT REMEMBERED, that on this 3rd day of March, 2009, before me, the subscriber, a Notary Public in and for said County and State, personally appeared Eric V. Schmidt, the President of iBeam Solutions, LLC who executed the foregoing instrument, and acknowledged such execution to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.

/s/ Regan A. Packowski
Notary Public

EXHIBIT "A1" DRAWING OF LEASED PREMISES

RESTRICTED COMMON
COMMON
NOC
10X10 MODULES
MEETING ROOM
FIRST RIGHT OF REFUSAL
THIRD FLOOR
NOTED SQUARE FOOTAGE IS AN ESTIMATE AND MAY CHANGE UPON FINAL VERIFICATION

3/3/09

(e) Sublandlord shall, upon its receipt of written notice from Subtenant of the exercise of either or both of the Option Terms, timely and validly exercise its option to extend the Term of the Lease for each corresponding time period;

(f) Sublandlord has received written approval from Landlord of this Sublease, a copy of which is attached hereto as Exhibit H;

(g) Sublandlord has received no notice or claim that Sublandlord is in default or breach of any provision of any of the Service Contracts, and all of the Service Contracts are in full force and effect;

(h) Sublandlord shall. from the date hereof until and including the Effective Date of the Assignment and Assumption of Service Contracts attached hereto as Exhibit F. (i) perform and observe all of the terms, conditions. covenants, provisions and agreements of the Service Contracts, and (ii) not do or not cause to be done or suffer or permit any act or thing to be done which would or might cause the Service Contracts. or any of them, or the rights of Sublandlord thereunder to be cancelled. terminated or forfeited;

(i) Sublandlord shall, at all times hereunder, maintain and provide to the Leased Premises dual power feeds from not less than two (2) independent sources/providers (Le., American Electric Power and Columbus Public Utilities), and Sublandlord shall present evidence of same upon written request by Subtenant; and

(j) Sublandlord shall, at all times hereunder, maintain and provide to the Leased Premises not less than two (2) independent carriers or providers of bandwidth for internet access, and Sublandlord shall present evidence of same upon written request by Subtenant.

§47. ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

In addition to the sublease of the Leased Premises, Sublandlord shall assign to Subtenant all of Sublandlord's right, title, and interest in and to Service Contracts associated with the Leased Premises pursuant to the terms and conditions of that certain Assignment and Assumption of Service Contracts of even date herewith, a copy of which is attached hereto as Exhibit F. A true and accurate copy of each and every Service Contract is attached to the Assignment and Assumption of Service Contracts, and the same are incorporated herein by this reference. However, Subtenant and Sublandlord agree that to the extent that Subtenant is in default under this Sublease beyond all applicable cure periods. that the Service Contracts shall be immediately assigned, transferred and conveyed from Subtenant to Sublandlord and Subtenant agrees that Subtenant shall provide written notice to all parties to the Service Contracts that Sublandord is the party to whom all payments shall be made under the various Service Contracts.

§44. SUCCESSORS IN INTEREST

Except as otherwise provided in this Sublease, all provisions of this Sublease shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, personal representatives, successors, and assigns of each party to this Sublease.

. §45. RIGHT OF FIRST REFUSAL

If Sublandlord receive a bona fide offer from a third party to sublease .all or any part of the remainder of the Premesis during the Term of this Sublease, or any extension or renewal hereof, which offer Sublandlord desires to accept, Sublandlord shall, before accepting such offer, notify Subtenant in writing of all the terms and conditions thereof, including, without limitation, the square footage, term, base rent, and percentage rent of the proposed sublease, and shall first offer to Subtenant that portion of the Premises identified in such notice to Subtenant upon the same terms and conditions. Upon receipt of any such notice and offer from Sublandlord, Subtenant shall have ten (10) business days thereafter within which· to accept the same. Should Subtenant fail to accept any such offer within said ten (10) business day period, Sublandlord shall be free to sublease the Premises to the sublease identified in its notice to Subtenant. In the event Subtenant declines such right of first refusal for any portion of the Building and Sublandlord subsequently fails to enter into a sublease on such terms and conditions as conveyed to Subtenant, Subtenant's right of first refusal shall automatically renew and remain in effect thereafter.

§46. SUBLANDLORD'S WARRANTIES

Sublandlord hereby represents and warrants to Subtenant as follows:

(a) Attached hereto as Exhibit G isa true and accurate copy of the Lease, and the same has not been amended, modified or terminated;

(b) Sublandlord has received no notice of any claims by Landlord that Sublandlord is in default or breach of any provision of the Lease, and the Lease is in full force and effect;

(c) Sublandlord has received no notice of any violation of any federal, state or local ordinance, statute, law, rule, regulation or requirement (the "Laws") affecting the Premises, the Building or any portion thereof, nor does Sublandlord have knowledge of any condition or circumstance which would constitute a violation of the Laws;

(d) Sublandlord shall: (i) perform and observe all of the terms, conditions, covenants, provisions and agreements of the Lease on Sublandlord's part to be performed, and (ii) except as otherwise set forth in this Sublease to the contrary, not do or not cause to be done or suffer or permit any act or thing to be done which would or might cause the Lease or the rights of Sublandlord as tenant thereunder to be cancelled, terminated or forfeited;

D1 - SubLandlord Construction Schedule

SubTenant & SubLandlord agree to the following:

Item Description

- Modify Fence Around Core (CI/Four Points)

- Move CI/Four Points Data Center

- Install Sub Meter

- Install Signage

- Clean Noc (to include pre-wiring)

- Floor Repair

(1) Notwithstanding anything contrary to the Lease, all above work to be completed by April 10, 2009.

(2) All other work per AddendumD, to be completed by July 31, 2009 wit the exception of the SAS70 Certification of which shall be ordered and in process.

(3) Security Cameras to be installed by April 30, 2009.

SUBLANDLORD:
DATE CENTER 101, LLC, an Ohio limited liability company
By: /s/ Chuck Maynard
Name: Chuck Maynard
Its: Authorized Agent
Date: 3/3/09

SUBTENANT:
iBeam Solutions LLC
By: /s/ Eric V. Schmidt
Name: Eric Schmidt
Its: President
Dated: 3/3/09

EXHIBIT “F1”

AMENDMENT TO MASTER SERVICE AGREEMENT

Date: February 12, 2009

This Amendment to the Master Service Agreement (this "Amendment") is entered into by and between Data Center 101, LLC and Jumpline.com.

WHEREAS, Datacenter101 and Jumpline.com, entered into that certain Master Service Agreement ("MSA") effective as of December 4,2008, as the same may heretofore have been modified, amended or extended;

Datacenter101, LLC and Jumpline.com, intending to be legally bound hereby, agree as follows:

1)	Service Order Form dated February 12, 2009 supersedes and replaces Service Order Form/Exhibit B executed December 4, 2008.

2)	Jumpline.com will move from their current location in cage 5 to cage 3. They will occupy cage 3 and cage 4 as outlined in Service Order Form dated February 12, 2009

Work to be completed on or before March 20, 2009 for Service Order form dated February 12, 2009. Until this date Datacenter101 agrees to honor the currently existing committed services and rates. These existing services are 10'X10' cage space, four (4) 30Amp 120v A Feeds, one (1) 30 Amp 120v A&B Feed, 100 Mbps Commit, one (1) Analog POTS line, and one (1) Duel HSRP fiber GigE drop.

IN WITNESS WHEREOF, the parties, by their authorized representatives, have duly executed this Amendment.

Datacenter101, LLC	Jumpline.com
Authorized Signature: /s/ Chuck Maynard	Authorized Signature: /s/ Rick W. Bauher
Printed Name: Chuck Maynard	Printed Name: Rick W. Bauher
Title: Authorized Agent	Title: President
Date: 2/12/09	Date: 2/12/09

101 East Town Street 0 Suite 3010 Columbus, OH 432150 datacenter101.com